                         AUTOMATIC REINSURANCE AGREEMENT





                                     Between


                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                              Boston, Massachusetts


                                       And


                          SWISS RE LIFE COMPANY AMERICA
                               New York, New York

                         AUTOMATIC REINSURANCE AGREEMENT



                                    Contents
                                    --------




ARTICLE I                           Scope of Agreement

ARTICLE II                          Commencement & Termination of Liability

ARTICLE III                         Oversights - Clerical Errors

ARTICLE IV                          Mortality Net Amount At Risk

ARTICLE V                           Reinsurance Premiums

ARTICLE VI                          Experience Refund

ARTICLE VII                         Reinsurance Administration

ARTICLE VIII                        Settlement of Claims

ARTICLE IX                          Tax Credits

ARTICLE X                           Regulatory Compliance

ARTICLE XI                          Inspection of Records

ARTICLE XII                         Insolvency

ARTICLE XIII                        Arbitration

ARTICLE XIV                         Rights of Offsetting Balances Due

ARTICLE XV                          Contract and Program Changes

ARTICLE XVI                         Federal Taxes

ARTICLE XVII                        Parties to Agreement

ARTICLE XVIII                       Entire Agreement

ARTICLE XIX                         Duration of Agreement


    Signature Page


    EXHIBIT A      -                Variable Annuities Covered Under This Agreement

    EXHIBIT B        -              Sub-Accounts

    EXHIBIT C        -              Experience Refund Definitions and Formulae


                         AUTOMATIC REINSURANCE AGREEMENT

THIS AGREEMENT between the NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of Delaware, hereinafter referred to as the "Company", and SWISS RE LIFE COMPANY AMERICA, a corporation organized under the laws of the State of New York, hereinafter referred to as "Swiss Re America", WITNESSETH AS FOLLOWS:

                                    ARTICLE I

                               Scope of Agreement
                               ------------------

         l. On and after the 1st day of August, l995, the Company will automatically reinsure with Swiss Re America, and Swiss Re America will automatically accept, the following quota shares of the mortality net amount at risk, as defined in Article IV, generated prior to annuitization, by the Variable Annuity Contracts issued by the Company, as set forth in Exhibit A, on or after that date:

             a) a 50% quota share of the variable net amount at risk, as defined in Article IV, generated prior to annuitization, by the variable annuity contract forms listed in Exhibit
                    A; and inforce as of the 1st day of August, 1995, and

             b) a 50% quota share of the variable net amount at risk, as defined in Article IV, generated prior to annuitization by the variable annuity contract form listed in Exhibit A; issued by the Company with effective dates on and after the 1st day of August, 1995.

         2. Swiss Re America's maximum liability in any one calendar year shall not exceed 3% (300 basis points) of the average aggregate Account Value over each respective calendar year of coverage. This average shall be calculated by totaling the aggregate Account Value of reinsured contracts as of the end of each calendar quarter and dividing the result by the number of quarters.

         3. Swiss Re America's maximum liability on any one life reinsured hereunder shall be One Million Dollars ($1,000,000), as specified in Article IV of this Agreement.

         4. This Agreement covers only the Company's liability for claims paid under Variable Annuity Contracts written on forms and investment in funds which were reviewed by Swiss Re America prior to their issuance. Forms as supplemented by additional materials and funds available as of the date of this Agreement are to be attached hereto and made part of this Agreement. If the Company intends to cede to Swiss Re America liability with respect to a new form or fund, it must provide Swiss Re America written notice of such intention together with a copy of the proposed form, fund or revision, and Exhibit A or Exhibit B shall be revised accordingly.

                                   ARTICLE II

                     Commencement & Termination of Liability
                     ---------------------------------------

         1. On reinsurance ceded under the terms of this Agreement, the liability of Swiss Re America shall commence simultaneously with that of the Company, and will terminate upon the earliest of re-registration, annuitization, surrender or termination in accordance with Article XIX and Exhibit A. Re-registration is a term used to describe a process in which the Beneficiary continues the Variable Annuity Contract as the new Owner upon death of the original Owner.

                                   ARTICLE III

                          Oversights - Clerical Errors
                          ----------------------------

         l. Should either the Company or Swiss Re America fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the Company or Swiss Re America, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

                                   ARTICLE IV

                          Mortality Net Amount At Risk
                          ----------------------------

         l. The variable net amount at risk for each variable annuity contract reinsured hereunder shall be calculated as of the last day of each calendar month and shall be determined as follows, up to a maximum of One Million Dollars ($1,000,000) per life. The contractual death benefit shall be as described in the contract forms specified in Exhibit A.

 VNAR    = 50% of [(Contractual  GMDB - Fixed Account Assets) - Separate Account
           CSV]
         = 50% of [Variable GMDB - Separate Account CSV] where:
         Separate Account  CSV =  Separate  Account  CV - (SASC% x SC)
         SASC% = SA / (SA + FA), an aggregate measure  recalculated  monthly.
         SA = Separate Account Assets.
         FA = Fixed Account Assets.
         SC = Total surrender charges under all contracts reinsured.

                                    ARTICLE V

                              Reinsurance Premiums
                              --------------------

         1. Except as provided in paragraph 6, below, the reinsurance premiums shall be calculated monthly and shall be a function of the reinsured portion of
(a) the average aggregate account values and (b) the average aggregate guaranteed minimum death benefits (GMDB) over each calendar month for all variable annuities reinsured hereunder. The monthly premium rates are defined in Exhibit C.

         2. The reinsurance premium due for the first calendar month during which this Agreement commences shall be equal to the minimum monthly premium rate multiplied by the greater of the average aggregate account values or the average aggregate GMDB, as set forth in Exhibit C.

         3. The reinsurance premium due for all subsequent months shall be equal to 150% of the prior month's reinsured death claims, subject to calculated minimum and maximum limits, as set forth in Exhibit C.

         4. The total reinsurance premium shall be reduced by the ratio of the sum of Swiss Re America's share of the variable net amount at risk in excess of $1 million on any one life reinsured hereunder to Swiss Re America's share of the total variable net amount at risk on all annuity contracts.

         5. The monthly reinsurance premium shall be remitted on a calendar quarterly basis, as described in Article VII.

         6. The monthly reinsurance premium described above shall remain in effect as long as the death benefit design, the contract fees, the mortality and expense charges, the administration fees, and the surrender charges in effect at the inception of this Agreement remain unchanged.

                                   ARTICLE VI

                                Experience Refund
                                -----------------

         1. Swiss Re America shall pay the Company an experience refund equal to 50% of the Adjusted Profit, as defined in Exhibit C, for all products covered under this Agreement as set forth in Exhibit A.

         2. The refund shall be calculated each calendar quarter by Swiss Re America and settled annually on July 31st of each year.

                                   ARTICLE VII

                           Reinsurance Administration
                           --------------------------

         l. Within 30 days of the end of each calendar quarter, the Company will furnish Swiss Re America a separate electronic report for each GMDB design and tax status combination specified in Exhibit A, valued as of the last day of that calendar quarter. Each report will indicate for all inforce annuities reinsured hereunder:


                  a) Annuitant's name, sex, date of birth and social security number

                  b) Owner's name, sex, date of birth and social security number

                  c)   Contract number

                  d)   Contract date

                  e)   Contract form number

                  f)   Current contract separate account value

                  g)   Current contract fixed account value

                  h)   Cumulative net considerations

                  i)   Current contract minimum guaranteed death benefit

                  j)   Current contract death benefit

                  k)   Current contract cash surrender value

                  l)   Current variable net amount at risk

         2. Additionally, within 30 days of the end of each calendar quarter, the Company will furnish Swiss Re America a separate paper report for each GMDB design and tax status combination specified in Exhibit A, summarizing the following data:
                  a)   Reinsurance premiums due Swiss Re America

                  b)   Death claim reimbursements due the Company

                  c)   Total number of contracts reinsured

                  d)   Total current contract separate account value

                  e)   Total current fixed account value

                  f)   Total cumulative net considerations

                  g)   Total current guaranteed minimum death benefit

                  h)   Total current death benefit

                  i)   Total current cash surrender value

                  j)   Total current variable risk amount

         3. If the net balance is due Swiss Re America, the amount due shall be remitted with the report statement. If the net balance is due the Company, Swiss Re America shall remit the amount to the Company within 10 days of the receipt of the report.

                                  ARTICLE VIII

                              Settlement of Claims
                              --------------------


         1. The claims that are eligible for reimbursement are only those that the Company is required to pay on deaths that occur on or after the effective date of this Agreement.

         2. Provided the Company provides satisfactory proof of claim to Swiss Re America, claim settlements made by the Company shall be unconditionally binding on Swiss Re America.

         3. Within 30 days of the end of each calendar quarter, the Company shall notify Swiss Re America of the reinsured death benefits paid in that calendar quarter and Swiss Re America will reimburse the Company, as provided in
Article VII, for the reinsured benefits.

         4. Settlements by Swiss Re America shall be in a lump sum regardless of the mode of payment made by the Company to the beneficiary.

                                   ARTICLE IX

                                   Tax Credits
                                   -----------

         1. Swiss Re America shall not reimburse the Company for state premium taxes.

                                    ARTICLE X

                              Regulatory Compliance
                              ---------------------


         1. Swiss Re America agrees to comply with all regulatory directives required to permit the Company to receive statutory reserve credit for the reinsurance ceded under this Agreement.

         2. The Company warrants that it has secured all necessary federal and state licenses and approvals, and that it is operating in compliance with federal investment laws and state investment and insurance laws and regulations.

                                   ARTICLE XI

                              Inspection of Records
                              ---------------------

         l. Swiss Re America shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the Company all records pertaining to reinsurance ceded to Swiss Re America.

         2. Likewise, the Company shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of Swiss Re America all records pertaining to reinsurance ceded to Swiss Re America by the Company. Swiss Re America will also provide reasonable access, during regular business hours, to records pertaining to such reinsurance to any regulator having authority over the Company's products and operations.

                                   ARTICLE XII

                                   Insolvency
                                   ----------

         l. In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by Swiss Re America directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, Swiss Re America may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or to its liquidator, receiver or statutory successor.

         2. It is further understood that the expense thus incurred by Swiss Re America shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by Swiss Re America. Where two or more assuming insurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the Company.

         3. In the event of the insolvency of Swiss Re America and the appointment of receivers therefor, the liability of Swiss Re America shall not terminate but shall continue with respect to the reinsurance ceded to Swiss Re America by the Company prior to the date of such insolvency or appointment, and the Company shall have a security interest in any and all sums held by or under deposit in the name of Swiss Re America.

                                  ARTICLE XIII

                                   Arbitration
                                   -----------

         l. In the event of any difference arising hereafter between the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be current or former executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the contracting companies to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 60 days after receipt of the written request for arbitration, the other party may appoint a second arbitrator.

         2. If the two arbitrators fail to agree on the selection of a third arbitrator within 60 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

         3. The arbitrators shall consider this Reinsurance Agreement not merely as a legal document but also as a gentlemen's agreement. In resolving the dispute, the arbitrators will give full consideration to the customs and practices of the life insurance and life reinsurance industry, insofar as they are not in conflict with the specific terms of this Agreement. The arbitrators shall decide by a majority vote. There shall be no appeal from their written decision.

         4. Unless the arbitrators decide otherwise, each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the Board of Arbitrators.

                                   ARTICLE XIV

                        Right of Offsetting Balances Due
                        --------------------------------

         1. The Company and Swiss Re America shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assigns, against balances due the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the Company and Swiss Re America. This right of offset shall not be affected or diminished because of insolvency of either party to this Agreement.

                                   ARTICLE XV

                          Contract and Program Changes
                          ----------------------------

         1. The Company may amend, substitute, add or delete separate accounts or underlying investment funds to the annuity contract as described in the contract general provisions. No such change will be made by the Company without prior notification to Swiss Re America and without any required action by the Securities and Exchange Commission. The Company agrees to maintain at all times a satisfactory selection of core sub-accounts with characteristics similar to the original sub-accounts listed in Exhibit B.

         2. The Company shall also give Swiss Re America advance notice of any other changes to its annuity product, its fees and charges, or its distribution approaches.

                                   ARTICLE XVI

                                  Federal Taxes
                                  -------------

         1. The Company and Swiss Re America hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the Effective Date of this Agreement and for all subsequent taxable years for which this Agreement remains in effect.

                  (a) The term "party" will refer to either the Company or Swiss Re America as appropriate.

                  (b) The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

                  (c) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

                  (d) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

                  (e) The Company will submit a schedule to Swiss Re America by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Company will report such net consideration in its tax return for the preceding calendar year.

                  (f) Swiss Re America may contest such calculation by providing an alternative calculation to the Company by June 1. If Swiss Re America does not so notify the Company, the Company will report the net consideration as determined by the Company in the Company's tax return for the previous calendar year.

                  (g) If Swiss Re America contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount by July 1. If the Company and Swiss Re America reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

         2. Swiss Re America and the Company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

                                  ARTICLE XVII

                              Parties to Agreement
                              --------------------

         1. This Agreement is an indemnity reinsurance agreement solely between the Company and Swiss Re America. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between Swiss Re America and the annuitant, owner, beneficiary or any other party under any contracts of the Company which may be reinsured hereunder, and the Company shall be and remain solely liable to the annuitant, owner or the beneficiary under such contracts reinsured hereunder.

                                  ARTICLE XVIII

                                Entire Agreement
                                ----------------

         1. This Agreement shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties.

                                   ARTICLE XIX

                              Duration of Agreement
                              ---------------------

         1. This Agreement shall be unlimited as to its duration but may be reduced or terminated as provided in this Article, below.

         2. Upon 180 days written notice, either the Company or Swiss Re America may cancel this Agreement for new business any time on or after the third anniversary of this Agreement. The reinsurance facility is renewable for another three year period, subject to mutually acceptable terms.

         3. Upon election, the reinsurance shall be recaptured at a constant rate by reducing the quota share percentages set forth in Article I, paragraph 1, by 1.389% per month. The reduction shall begin in the month of election and continue for 36 months. The quota share percentages will then be equal to 0% and the reinsurance ceded hereunder will be fully recaptured.

IN WITNESS WHEREOF, the Company and Swiss Re America have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

By:_______________________________          Attest:____________________________
Title:____________________________          Title:_____________________________
Date:_____________________________          Date:______________________________


SWISS RE LIFE COMPANY AMERICA

By:_______________________________          Attest:____________________________
Title:____________________________          Title:_____________________________
Date:_____________________________          Date:______________________________



                                    EXHIBIT A
                 Variable Annuities Covered Under This Agreement

FORM COVERED                                                   PRODUCT CODE             DEATH BENEFIT PROVISION
All contracts beginning with 203 and endorsed with 301-VER     VEN 3                    5 year ratcheting death benefit
9/89                                                                                    payable on the death of the last
                                                                                        annuitant.

All contracts beginning with 203 and endorsed with             VEN 3 ENHANCED           1 year ratcheting death benefit
ENDORSEMENT.008                                                                         payable on the death of the last
                                                                                        annuitant.

All contracts beginning with 207, except:                      VEN 7, 8, 17, 18         6 year ratcheting death benefit
i)   exclude form 207-VFA-NY                                                            payable on the death of the last
ii)  include form VFA-MN                                                                annuitant.
iii) include all certificates beginning with form VFA-CERT

                                                                                        Reinsurance coverage is
                                                                                        excluded upon the annuitant's
                                                                                        attainment of age 85.


All contracts beginning with 207, which have form              VEN 7, 17                1 year ratcheting death benefit
ENDORDSEMENT.005 attached, except:                             ENHANCED                 payable on the death of the last
i)  exclude form 207-VFA-NY                                                             annuitant.
ii) include contracts issued in Montana which use form
ENDORSEMENT.005.94
                                                                                        Reinsurance coverage is excluded
                                                                                        upon the annuitant's attainment of
                                                                                        age 85.

All contracts beginning with form VFA-MN with form             VEN 8, 18                1 year ratcheting death benefit
ENDORSEMENT.005 attached                                       ENHANCED                 payable on the death of the last
                                                                                        annuitant.


                                                                                        Reinsurance coverage is excluded upon the
                                                                                        annuitant's attainment of age 85.

All certificates beginning with form VFA-CERT with form        VEN 8, 18                1 year ratcheting death benefit
ENDORSEMENT.007 attached                                       ENHANCED                 payable on the death of the last
                                                                                        annuitant.


                                                                                        Reinsurance coverage is
                                                                                        excluded upon the annuitant's
                                                                                        attainment of age 85.

All contracts with VENTURE.001, VENTURE001.94                  VEN 20,21,22,23          1 year ratcheting death benefit
VENTURE.005                                                                             payable on the death of the first
                                                                                        owner.

All certificates with VENTURE.003                                                       Reinsurance coverage is excluded upon
                                                                                        the owner's attainment of age 85 or
                                                                                        if the oldest owner at issue is age
                                                                                        81 or greater.



                                                               EXHIBIT A
                                                               CONTINUED
VEN 10                                                         VIS 5                    5% roll up death benefit payable on
                                                                                        the death of the last annuitant.


                                                                                        Reinsurance coverage is excluded upon the
                                                                                        annuitant's attainment of age 85 or if the
                                                                                        oldest annuitant at issue is age 81 or
                                                                                        greater.

VISION.001                                                     VIS 25                   5% roll up death benefit payable on
                                                                                        the death of the first owner.


                                                                                        Reinsurance coverage is excluded upon the
                                                                                        owner's attainment of age 85 or if the
                                                                                        oldest owner at issue is age 81 or greater.



                                    EXHIBIT B
                                  SUB-ACCOUNTS


NASL VARIABLE ACCOUNT

FUND NAME                                                              FUND INCEPTION DATE
International Growth & Income Trust                                    January 9, 1995
Value Equity Trust                                                     February 19, 1993
U.S. Government Securities Trust                                       May 1, 1989
Strategic Bond Trust                                                   February 19, 1993
Growth & Income Trust                                                  April 23, 1991
Investment Quality Bond Trust                                          June 18, 1995
Money Market Trust                                                     June 18, 1995
Equity Trust                                                           June 18, 1995
Conservative Asset Allocation Trust                                    August 3, 1989
Moderate Asset Allocation Trust                                        August 3, 1989
Aggressive Asset Allocation Trust                                      August 3, 1989
Pasadena Growth Trust                                                  December 11, 1992
Global Equity Trust                                                    March 18, 1988
Global Government Bond Trust                                           March 18, 1988
Small\Mid Cap Trust                                                    March 1, 1996
International Small Cap Trust                                          March 1, 1996


                                    EXHIBIT C

                   EXPERIENCE REFUND DEFINITIONS AND FORMULAE


t                 =  current month

q                 =  current quarter

SAV t             =  Sum total of account values at end of month t


Avg. AV           =  50% of (SAV t-1 + SAVt)


SGMDBt            =  Sum total of guaranteed minimum death benefits at end of month t


Avg. GMDBt        =  50% of (SGMDBt-1 + SGMDBt)


APR = annualized premium rate for each product combination, = 3.0 basis points for VEN3, tax qualified, 5 year ratchet
                    3.0 basis points for VEN3, tax qualified,  1 year ratchet
                    3.0 basis points for VEN7, tax qualified,  6 year ratchet
                    3.0 basis points for VEN7, tax qualified,  1 year ratchet
                    4.0 basis points for VEN20, tax qualified, 1 year ratchet
                    9.0 basis points for VIS5, tax qualified, 5% boost 9.0 basis points for VIS25, tax qualified, 5% boost

                    5.0 basis points for VEN3, non-qualified,  5 year ratchet
                    8.0 basis points for VEN3, non-qualified,  1 year ratchet
                    5.0 basis points for VEN7, non-qualified,  6 year ratchet
                    9.0 basis points for VEN7, non-qualified,  1 year ratchet
                    9.0 basis points for VEN20, non-qualified, 1 year ratchet
                    23.0 basis points for VIS5, non-qualified, 5% boost 23.0 basis points for VIS25, non-qualified, 5% boost


MPR               =  Monthly premium rate for each product combination
                  =  (APR <184>12)


RPt               = Reinsurance  premiums due at end of month t
                  = 150% DBR(t-1), subject to:
                    Min. = MPR x Minimum multiple x greater of (Avg. AVt) or (100% of Avg. GMDBt)
                    Max. = MPR x Maximum multiple x greater of (Avg. AVt)or (50% of Avg. GMDBt)


Min. Multiple     = 1.0000 for all product combinations


Max. Multiple     = 1.6667 for VEN3, tax qualified, 5 year ratchet
                    2.0000 for VEN3, tax qualified, 1 year ratchet 1.6667 for VEN7, tax qualified, 6 year ratchet 2.0000 for VEN7, tax qualified, 1 year ratchet 1.5000 for VEN20, tax qualified, 1 year ratchet 2.0000 for VIS5, tax qualified, 5% boost 2.0000 for VIS25, tax qualified, 5% boost

                       2.0000 for VEN3, non-qualified, 5 year ratchet 1.8750 for VEN3, non-qualified, 1 year ratchet 2.2000 for VEN7, non-qualified, 6 year ratchet 1.6111 for VEN7, non-qualified, 1 year ratchet 1.6111 for VEN20, non-qualified, 1 year ratchet 1.5652 for VIS5, non-qualified, 5% boost 1.5652 for VIS25, non-qualified, 5% boost


RP1               =  MPR x greater of (Avg. AV1,) or (Avg. GMDB1)


DBRt              =  Death benefit recoveries in month t
                  = Sum of individual reinsured variable net risk amounts reimbursed upon death


DBRo              =  0


AdjPt             =  Adjusted profit for all products reinsured hereunder for month t
                  =  RPt-DBRt-MECt-CHGRESt+CFWDt


AdjPo             =  0


AdjPy             =  Adjusted profit for calendar year y


CHGRESt  = Change in reinsurance reserves for month t


MECt              = Monthly expense charge for month t, applied to average
                    aggregate account value over the month = (2.0 basis  points
                    12) x Avg. AVt


CFWDt             =  Carryforward from month (t-1), adjusted for interest
                  =  AdjPt-1 x (1+CIRt)


CIRt              =  Carryforward interest rate for month t
                  =  (Avg. U.S. Treasury bill rate for month t + 2.0%)<184>12


PRy               =  Payout ratio for year y
                  =  1.0 if AdjPy > 0, otherwise 0


Refundy           = 50% of adjusted profit for year y, provided it is positive =
                    50% x AdjPy x PRy